Q3 FY13 Shareholder Conference Call
February 2013
© 2013. All rights reserved.

© 2012. All rights reserved.

Safe Harbor Statement
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any
statements set forth in this presentation that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand, increased competition, downturns in the economy, failure to comply with specific regulations pertaining to government projects, fluctuation of revenue due to the nature of project lifecycles, and other information detailed from time to time in the Company filings and future filings with the United States Securities and
Exchange Commission. The forward-looking statements contained in this presentation are made only of this date, and the Company is under no obligation to revise or update these forward-
looking statements.

Agenda
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• Q3 Overview
• Q3 FY 2013 Financial Detail
• Business Outlook
• Strategic Product Updates

$10.0
$7.5
$5.0
$2.5
$0.0
Q1 FY13
Q2 FY13
Q3 FY13
Q4 FY13
Quarterly Revenue
PolySi Shift to Q4

FY2013 Quarter on Quarter Improvement Target

© 2012. All rights reserved. Not for use or disclosure without the expressed written permission from TechPrecision Corp.

Q3 Income Statement

© 2012. All rights reserved.

• Extended production cycle
 for PolySi due to scope of
 work (SOW) changes
 impacted $2M+ of Ranor
 production in quarter that
 shifted to Q4 schedule
• Ranor received ~$480,000
 in change-order PO’s as a
 result of the SOW changes
• Gross Margins increasing
 as legacy transition
 projects are purged from
 backlog
Consolidated Income Statement ($ in Millions except Percentages, Shares & EPS)	Q3 2013 12/31/2012	Q3 2012 12/31/2011	Q2 2012 9/30/2012
Revenues	$7.3	$10.9	$8.1
Gross Profit	$1.9	$0.7	$1.9
Gross Margin	25.8%	7%	23%
Operating Expenses	$2.3	$1.9	$1.9
Operating Income (Loss)	$(0.41)	$(1.2)	$14,000
Operating Margin	(6%)	(11%)	0.2%
Net (Loss)	$(0.54)	$(1.1)	($45,000)
Net Margin	(7%)	(11%)	(0.6)%
Weighted Average Shares - Basic	19,089	17,073	18,696
EPS - Diluted	$(0.03)	$(0.07)	$(0.00)

YTD Fiscal 2013 Income Statement
Consolidated Income Statement ($ in Millions except Percentages, Shares & EPS)	YTD 2013 12/31/2012	YTD 2012 12/31/2011
Revenues	$22.5	$27.2
Gross Profit	$4.9	$5.1
Gross Margin	21.9%	18.7%
Operating Expenses	$6.2	$5.6
Operating Income (Loss)	$(1.3)	$(528,000)
Operating Margin	(5.7%)	(1.9%)
Net Income (Loss)	$(1.3)	$(855,000)
Net Margin	(5.7%)	(3.1%)
Weighted Average Shares - Basic	18,773	16,365
EPS - Diluted	$(0.07)	$(0.05)
6
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Balance Sheet Highlights
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($ in Millions)	December 31, 2012	March 31, 2012
Cash	$2.0	$2.8
Current Assets	$15.0	$16.3
Total Assets	$22.4	$24.1
Current Liabilities	$5.9	$6.1
Total Liabilities	$11.1	$11.9
Total Stockholders’ Equity	$11.3	$12.2
Long-Term Debt	December 31, 2012
Term Note	$142,857
Series A & B Bonds	$5,217,857
CapEx Debt/Capital Lease	$755,331
Total Long-Term Debt	$6,116,045

Revenue Outlook/Market
FY11
FY12
FY13
FY14
FY15
FY16
Solar
Medical
Nuclear
Poly Si
Defense/Aerospace
Industrial/Oil
Sapphire

Revenue Outlook/Market Growth

© 2012. All rights reserved. Not for use or disclosure without the expressed written permission from TechPrecision Corp.

Strategic Product Developments
© 2013. All rights reserved.

Medical
➢ TechPrecision signed $115-million LTA to exclusively produce the PBT S250
➢ 5-Year Agreement: April 1, 2013 - March 31, 2017
➢ Production volumes ramp each year throughout the 5-year agreement
➢ WCMC will ship the first S250 components June 2013
➢ Ranor will be the final assembly/test center for the S250 units
➢ First patient treatments are expected by end of May 2013
➢ Ranor delivered the first complete AOS-100 Cask & Cage February 15th
➢ Ranor currently producing the next five (5) units
➢ Remaining units scheduled to ship in Q4 FY2013 and Q1 FY2014
➢ Next incremental Isotope Cask orders expected in Q1 FY2014
➢ Fissile-material approval still expected by Summer 2013
Nuclear
Sapphire
➢ WCMC has shipped over 80-units to-date
➢ Sapphire market is controlled by China; like Solar, market is very saturated
➢ Customer has large backlog but China customers will “push-out” deliveries
➢ Anticipate unit delivery slow-down in FY2014
➢ No updates on timing for acceptance of Sapphire for “smart phones”

- TechPrecision working to significantly increase "content" for each submarine
- Ranor3 expansion will be required to support expanded content

Strategic Product Developments
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➢ Significant Business Development activity with all Prime Contractors/NAVSEA
➢ Government approved first two Virginia Class submarines for “Block 4”
➢ Block 5 and Ohio Replacement (OR) programs currently in design phase
➢ Ranor received incremental orders for 1st Block 4 submarine in January 2013
➢ Largest PolySi chambers in the market; strategic to providing the lowest COO
➢ First units, produced by Ranor and WCMC anticipated to complete in Q4 FY2013
➢ Incremental SOW changes from customer delayed production from Q3 to Q4
➢ Incremental change order PO’s ~$480,000 received from customer
➢ Ranor new operational team demonstrating it can build a profitable prototype
➢ Strong international market demand for the product
➢ New strategic market opportunity and penetration for WCMC
➢ Strong international market demand: precision forged and machined assemblies
➢ WCMC delivered “first-articles” to customer in January/February 2013
➢ Market opportunities and revenue to develop in FY2014
PolySi
Oil
Defense

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